EXHIBIT 23.2

SRK Consulting China Ltd B1205 Cofco Plaza No. 8 Jianguomennei Dajie Dongcheng District Beijing China 100005

Email: china@srk.cn
Website: www.srk.cn
Tel: 86 10 8512 0365/0375
Fax: 86 10 8512 0385

March 24, 2011

The Directors

China Shen Zhou Mining and Resources, Inc.

Dear Sirs,

CONSENT OF INDEPENDENT CONSULTING FIRM

We consent to the incorporation by reference of excerpts or the entirety of our Technical Report on the Siziwangqi Sumochaganaobao Fluorite Deposit in Wulanchabu, Inner Mongolian Autonomous Region, People’s Republic of China prepared for China Shen Zhou Mining and Resources, Inc., dated March, 2011, as such information appears in the Annual Report on Form 10-K of China Shen Zhou Mining and Resources, Inc., for the year ended December 31, 2010.

Yours faithfully,

For and on behalf of

SRK Consulting China Ltd.

Name: Anson Xu, Ph.D., MAusIMM

Position: Principal Consultant

SRK Consulting China

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